OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q3 2020 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: OCTOBER 29, 2020 / 1:00PM GMT

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Paul Saferstein -

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Third Quarter 2020 Sturm, Ruger Earnings Conference Call. (Operator Instructions) As a reminder, today's program is being recorded.

I would now like to introduce your host for today's program, Chris Killoy, Chief Executive Officer. Please go ahead, sir.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company Third Quarter 2020 Conference Call. Before we get started, I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It's important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to, the company's reports on Form 10-K for the year ended December 31, 2019, and of course, on the Form 10-Q for the third quarter of 2020, which we filed last night. Copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate, or of course, the SEC website at sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2019, and again, on our Form 10-Q for the third quarter of 2020, both of which are posted on our website. Furthermore, the

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

company disclaims all responsibility to update forward-looking statements. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Before we discuss our third quarter results, I want to provide an update on the impact that the coronavirus pandemic or COVID-19 has had on Ruger. The COVID-19 pandemic continues to cast uncertainty throughout the global economy. Nevertheless, any adverse financial impact on our business resulting from COVID-19 was negligible in the third quarter of 2020.

Since its onset in March, we have remained proactive in maintaining the health and safety of our employees and mitigating its impact on our business by providing all hourly employees with an additional 2 weeks of paid time off; encouraging employees to continue to work remotely wherever possible; maintaining social distancing throughout each manufacturing facility, including every manufacturing cell; confidentially communicating with and assisting employees with potential health issues through our dedicated facility nurses; restricting visitor access to minimize the introduction of new people to the factory environment; implementing additional cleaning, sanitizing and other health and safety processes to maintain a clean and safe workplace; and manufacturing and donating personal protective equipment to local hospitals, health care facilities and police and fire departments in our local communities. The cost of these actions are expected to total approximately $3.5 million in 2020, of which approximately $2.4 million has already been recognized.

We have also realized some expense reductions and deferrals in certain areas of our business, including conference and trade show participation costs, travel expenditures, sponsorships and advertising. These expense reductions and deferrals, which approximate $2.2 million, largely offset the incremental COVID-19 costs. We suspended hiring from the onset of COVID-19 in March until June when we resumed hiring at a modest rate to ensure the health and safety of everyone involved.

This action may have hampered our ability to ramp up production, but the long-term benefits of maintaining a healthy workforce and clean facilities far outweigh any short-term adverse impact on our operations. It was the right thing to do, and we will continue to keep the health and safety of the Ruger team as our paramount priority. And I'm happy to report that despite the self-imposed limits on the size of our current workforce, the hard work and commitment of our dedicated employees allowed us to increase production 15% from the prior quarter and 50% from the third quarter of 2019. The future impact of COVID-19 remains unknown. We have been fortunate to have only limited restrictions on our operations thus far. Our financial strength, evidenced by our debt-free balance sheet provides financial security and flexibility as we continue to manage through this crisis and focus on our long-term goals and creation of shareholder value.

Now I'd like to ask Tom Dineen, our Chief Financial Officer, to give an overview of the third quarter financial results, and then I will discuss the current market and update you on our operations and the recent approval of our offer to purchase Marlin's firearms assets. Then we'll get to your questions. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

Thanks, Chris. For the third quarter of 2020, net sales were $145.7 million and diluted earnings were $1.39 per share. For the comparable prior year period, net sales were $95 million and diluted earnings were $0.27 per share. For the first 9 months of 2020, net sales were $399.6 million and diluted earnings were $3.31 per share. For the corresponding period in 2019, net sales were $305.4 million and diluted earnings were $1.37 per share. The 53% increase in third quarter sales and reduced reliance on sales promotions were the main drivers of our significantly improved earnings, which were more than 5x greater than last year.

The balance sheet. At September 26, 2020, our cash and short-term investments totaled $133.6 million. Our current ratio was 3.2:1, and we have no debt. Our current cash balance is approximately $150 million. At September 26, 2020, stockholders equity totaled $241.3 million, which was reduced by the $88 million special dividend paid in August. This equates to a book value of $13.79 per share. Cash generated by operations during the first 9 months of 2020 was $82 million.

Cash returned to shareholders. In the first 9 months of 2020, the company returned $104.1 million to its shareholders through the payment of dividends, reflecting the customary quarterly dividends and the aforementioned special dividend of $5 per share. Our Board of Directors declared a $0.56 per share quarterly dividend for shareholders of record as of November 13, 2020, payable on November 27, 2020. As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter-to-quarter. That's the financial update for the third quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Demand. Consumer demand, which began to surge in the latter stages of the first quarter, continued to intensify in the third quarter. The estimated unit sell-through of Ruger products from the independent distributors to retailers increased 50% in the first 9 months of 2020 compared to the prior year period. For the same period, the national instant criminal background check system, Background Checks, as adjusted by the National Shooting Sports Foundation, commonly referred to as adjusted NICS, increased 68%. These staggering increases are attributable to increased consumer demand for firearms and have likely been constrained due to limited available inventory in the distribution channel. The surge in consumer demand likely continues to be driven by the call, by some, for the reduction in funding and authority of law enforcement organizations, protests, demonstrations and civil unrest in many cities throughout the United States and concerns about personal protection and home defense, stemming from the continuing COVID-19 pandemic.

In August, right in the middle of our third quarter, the National Shooting Sports Foundation, our industry trade association, released an updated report that concluded that nearly 12.5 million Americans had purchased firearms this year alone. With that, the survey showed that 40% of those purchases were by first-time gun owners. Think about that. Approximately 5 million Americans entered the firearms market for the first time in 2020. That is a tremendous opportunity for growth in our industry. Additionally, female consumers represented almost 40% of those new gun buyers. We are also seeing increases in hunter education, hunting license sales and participation in programs like the NSSF's Field to Fork program. So we are excited for the future and certainly increased participation in firearms ownership

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

might have come about due to the pandemic or civil unrest, but what we are starting to see now is the stickiness amongst new and established consumers who are enjoying all aspects of our industry, from personal defense, to hunting, to plinking and competitive shooting. We believe that the future is bright.

New products. Sales of new products represented $88 million or 24% of our firearm sales in the first 9 months of 2020. New product sales include only major new products that were introduced in the past 2 years, which include the extremely popular Ruger-57 pistol, which was recently awarded the 2020 Caliber Award for best overall new product by the Professional Outdoor Media Association in conjunction with the NASGW. The LCP II in .22 Long rifle, which is based on the venerable LCP and LCP II platform utilized our light rack system, allowing for easier slide manipulation for those with weakened hand strength and providing a lower recoil platform for comfortable training or shooting at the range. The Wrangler revolver, our latest take on the classic single action revolver, which has taken off even more than we could have hoped and also provides a fun way to enjoy a day at the range or introduce new shooters to the sport.

Lastly, our 2 pistol configurations based on existing firearms, the PC Charger and the AR-556 pistol. These products both represent a response to market demand for this new style of pistol. We are very excited about the reception of these new platforms. Even in this current market, the consumer and media reception for these lines is impressive and keeps us excited for the future. As a reminder, derivatives and product line extensions of mature product families are not included in our new product sales calculation, but they provide a great value to our distributors, retailers and our loyal Ruger customers.

With a ferocious pace of business in the third quarter, we intentionally focused on high demand core product lines and therefore, only launched 4 new models and 7 new distributor exclusives. This brings our total number of unique firearms offerings to over 900 different models, which is still very impressive. Please note, our engineering teams have not taken their foot off the gas pedal in 2020. We are developing exciting new products and have taken the opportunity to queue up a variety of new platforms, products and models heading into 2021. I look forward to providing updates when we get closer to launching these innovative new firearms.

Production and inventory. The incredible surge in demand, again, outstripped our production capacity during the third quarter. As a result, the combined inventories in our warehouses and at our distributors decreased 27,000 units. To put this in some context, this combined inventory is down over 300,000 units compared to the end of third quarter last year. Although we do not have comprehensive inventory data available at the retail level, the information available suggests that the retailer inventory of Ruger as well as most other firearms brands remains largely depleted.

I mentioned earlier that we had suspended hiring from March until June and had limited the rate at which we were bringing new folks on board. Despite these limitations, I am happy to report that our hiring efforts have allowed our current headcount to increase by over 140 employees since the end of the second quarter, allowing us to increase production at all facilities to better help meet demand.

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

Capital expenditures. Capital expenditures in the first 9 months of the year were $8 million. The lion's share of these investments relate to new product development and targeting capacity expansions for some of our product families in the greatest demand.

Now I'll talk about Marlin. As many of you are likely aware, our offer to purchase some of the Marlin assets in conjunction with the Remington Outdoor Company bankruptcy proceeding was accepted by Remington and approved by the Bankruptcy Court in late September. We are very excited to broaden our catalog of rugged and reliable products with the addition of Marlin firearms. And the loyal Marlin customers are excited, too. We have been bombarded with overwhelmingly positive e-mails and phone calls since the announcement of our pending purchase, reinforcing our assertion the Marlin lineup is an excellent fit for Ruger. We anticipate closing on this purchase in the fourth quarter of 2020, and then we will focus on getting the Marlin lines up and running in our existing Ruger facilities. We look forward to reintroducing shooters to Marlin rifles in the second half of 2021.

Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from the line of Ryan Hamilton from Morgan Dempsey.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Congrats on the quarter. Could you walk us through the cadence of the quarter? Kind of what July looked like compared to June and so on? Do you think it's escalate...

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

As you know, we typically don't disclose monthly sales data and such. But frankly, the level of demand we saw throughout the quarter stayed constant. We did not see it necessarily accelerating or decelerating. We saw it constant right from beginning of July right through September.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Excellent. You talked a lot about safely bringing on new bodies, the headcount, to help on the manufacturing side. Are there any other constraints that you're seeing to increasing production? Maybe touch on commodities at all, commodity prices?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. We haven't really seen any impact negatively in the way of commodity pricing or availability. We've had some limited interruptions from some of our suppliers who may have had COVID-related shutdowns or temporary constraints within their facilities. But other than that, we haven't seen anything in the way of either commodities or suppliers negatively impacting our production.

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Great. And as far as headcount goes, roughly, where are you at right now?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We're, I think, last I checked, somewhere north of 1,700 employees, somewhere between -- on or about 1,750 folks.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Great. And what are the current shifts looking like at -- you don't have to walk me through each plant, just give me a rough estimate as far as how things look, shift count and whatnot?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean, of course, in a modern factory, it's not always as clean as first, second or third shift. We've got, in some cases, as many as 5 different shifts for a given product line, when we take into account weekend time and things like that. So depending on the product, depending on the demand and how we can best accommodate the schedules in the factory and with our associates, we'll break those shifts up. Typically, all 3 major of our firearms factories are running, obviously, full first shift, second shift and then some staggered shifts, depending on what we can do on the weekends and to be flexible in terms of additional capacity.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

All right. You kind of just touched on the Marlin purchase at the end of your remarks there. Did I hear you correctly as far as your plan is to bring over all of their manufacturing into your current facilities?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. The Marlin product line was split between the Ilion, New York facility; Huntsville, Alabama facility; and then wood shop in Lexington, Missouri. We're in the process of coordinating that move to move all the equipment, fixtures, tools, gauges, et cetera, into existing Ruger facilities.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

One more for me and then I'll hop back on. As far as -- maybe we can touch on that just a little bit more. What kind of capacity were they at? And do you think that this will add additional capacity? Obviously, the new -- adding Marlin line will add capacity. But is there a potential to add capacity to your current production using Marlin tooling and whatnot?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. That's obviously the plan. I mean we've got a full slate of equipment, everything from CNC machines. And as I mentioned, fixtures, tools, gauges, et cetera, as well as the intellectual property, engineering, drawing. And while we still haven't closed the transaction yet, we're very excited that this will be incremental volume to our overall business. And the important thing to consumers is that we plan to bring back Marlin to its former glory and continue to deliver some great products to our customer base.

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Have you -- and I know you can't touch probably a whole lot on this. Have you been seeing a lot of inefficiencies just in the way that they had been running businesses or the business where you think you can add a lot of value?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I'm not really able to comment on how it was done under the prior regime. Of course, as they get closer to bankruptcy, they're constrained, I'm sure, by limited ability, limited capacity to produce. So obviously, given our capital structure, we're looking forward to a new day for Marlin in the Ruger facilities.

Operator

I couldn't agree more. I think it's a great move, and I think you guys will add a lot of value.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you.

Operator

Our next question comes from the line of Mark Smith from Lake Street Capital.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

First off from me. Can you talk a little bit about ASP? How much of that was mix versus price increases?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

In the third quarter, none of it was related to price increases. That was all product mix, Mark, is where that came from. And just as things move around, you've got -- in the Ruger product line, of course, you've got products, such as the Wrangler revolver at a kind of a value-priced, entry-level price point all the way up to some other guns that are much, much higher price. So depending on the -- both the order book, when we look at ASP for orders and we look at the shipments, it moves around quite a bit.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

And are there plans on taking price increases that you can talk about?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We did take a small price increase effective the beginning of November, so most of that will be reflected in the fourth quarter.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then gross profit margin, obviously, fantastic during the quarter. Can you just speak to sustainability of gross profit margins? And anything that you can give us on kind of your outlook there?

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, as you know, we don't comment -- make forward-looking projections and things of that nature; however, as we increase volume with any of our factories, our efficiencies increase. And the other thing we're seeing is the -- in this environment, where we're seeing continued sustained demand, the level of promotional activity is significantly scaled back. So in addition to saving money on things like certain trade shows and travel, we've got a much decreased need to discount or promote the products, and that obviously has a positive effect on margins.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then I know that you don't comment on cadence on kind of demand and sales during the quarter. But can you talk about the production increases during the quarter and kind of the cadence of that and maybe potential for continued increases in capacity?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, the biggest thing, as we said, we started our hiring efforts, turn them back on in June. And with that, we've had a steady increase in our headcount at all of our facilities, trying to bring folks on safely, get them -- get those new employees up to speed, on the shop floor, and get them productive and that increased throughout the third quarter. And I would expect that effort to continue as we go forward. Right now, our HR and operations folks are doing a great job bringing new people on in a safe fashion and trying to increase production where it makes sense.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Perfect. And then just 2 questions on Marlin as much as you can talk about that. You guys talked about CapEx, I think, being maybe roughly $20 million for the full year. If you can confirm that? And then how much of that, if any, is Marlin kind of acquisition, some of that tooling and equipment that's in that number?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

That $20 million CapEx figure is existing Ruger business, and so that's strictly related to existing Ruger facilities and new product line -- primarily new product lines, as we talked about and expansion of certain product lines. And the Marlin transaction, none of that is reflected in the current figures. That was -- you may recall, from the filings, that was a $30 million purchase price, of which we paid a small deposit. And so we've still got the balance of that to pay from our cash on hand.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then last one on Marlin. Any idea on maybe where the inventory stands today, at least out at distributor or retail? And do you see any issues in pushing -- having that inventory kind of gone and depleted by the time that you start producing new Marlin firearms?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I have to think most of that inventory is probably depleted already on the most -- if you look at the inventory, most of our distributors and retailers throughout the country; inventory, not just at Ruger

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

firearm, where obviously, we have better visibility of, but most firearms brands have been cleaned out at all levels of the channel. So we think that that's probably likely the same scenario with Marlin, although we don't know for sure.

Operator

Our next question comes from the line of Rommel Dionisio from Aegis.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Chris, in your comments, you touched a little bit about upcoming new products. I just wanted to ask about that a little more. Just given how strong the demand is for your existing products, obviously, including the new products launched within the last 2 years in that, as well as perhaps some limitations or whether you want to call that because of COVID in terms of the potential for marketing. I know SHOT Show is still scheduled for January, at least for now, but could you just maybe talk about how we should think about the cadence just given that as we approach year-end and beginning of the new year, that's typically when many new products are introduced? Do you think about maybe pushing that out a little bit? Or are you just maybe going to stick with the originally planned schedule, just given all these sort of moving factors?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Well, Rommel, as you know, we focus on the long term. And frankly, our new product schedule is going to be driven more by when those products are ready to launch. We've got a couple really cool products in the hopper. They're not quite ready for prime time. And so the SHOT Show window and the normal distributor show season of January, February, typically, people see a lot of new product launches. But as you know, with Ruger, a lot of times, we'll do them second, third or fourth quarter based on when that new product is ready. So that's the same thing this year. We've got a couple of great new products. We're going as fast as we can.

If they're ready, we'll have them out in the January time period, but I think more likely, it will be driven by when we can make sure that the guns are ready to go, and we have a sufficient quantity for our distributors to have inventory when we make the announcement. And again, in this environment, we want to make sure that even though while we're focusing on maximizing production for existing product lines, our engineering teams are really shielded from that in the sense that they are going flat out to get those new products ready to launch. So it's an interesting dichotomy. The new products teams are really paying no attention to the fact that existing products are selling at a rapid rate. They're going full speed ahead, and we'll be ready as soon as those products are.

Operator

Our next question is a follow-up from the line of Ryan Hamilton from Morgan Dempsey.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

I know I've asked this a couple of times over the last couple of quarters. But are you seeing any

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

indication from retailers or whatnot on shortages of ammo or spiked prices and ammo prices being a constraint to potential new buyers?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we're certainly hearing anecdotal evidence, and our sales folks are hearing that from their retailers as far as the demand for ammo. I think it's -- I think our fellow folks in the industry at the ammunition facilities are flat out as well, producing ammo. So I think it's a question of, in their case, likely demand outstripping supply as well. But certainly, we haven't seen that yet negatively impacting sale of firearms, I think, because in this case, unlike previous times where we've seen some ammunition shortages that definitely impacted the sale of firearms, in this case, the demand is at high levels for both the firearms and the ammo and you're seeing the supply not caught up with demand in either case. So it's not a question like we've seen in some past situations where guns were available, but ammo was not, and it had a negative impact on the sale of the gun, at leat that's what we're hearing through our informal feedback from our sales force.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

It makes sense. On Marlin, do you plan on classifying those products as new design, new product sales? Or is that going to be put somewhere else?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. Good question. I think we'll probably count it as new product sales, but that's a good question. We'll probably identify it. So we know what's a Ruger new product versus Marlin new product. We've got a lot of work ahead of us on the Marlin product line. We've got to get through the closing, got to get all that equipment moved into Ruger facilities. And there's a lot of work to be done. And of course, the Marlin product line has some great products. I mean beyond just the centerfire lever-action firearms that we think of, like the 336, 1894 and 1895, they've also got the model 60 semiautomatic .22 caliber rifle that over time, I believe, has sold probably more units than even the Ruger 10/22. So we're very excited by the mix of products that we're going to have access to, to bring back to the marketplace.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

And I may have missed it earlier. Did you say where you were going to put that production?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We haven't made final determination. It's going to be split between at least 2 Ruger facilities, potentially all 3, but I think it's more likely to be split between the Mayodan, North Carolina facility and the Newport, New Hampshire facility, but that still remains to be seen.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

And then 1 more for me. Just kind of from a historical perspective, we see this happen every couple of years where we have surge in demand. Could you maybe just touch, as far as historically goes, what time of period does this most reflect? Obviously, we can take COVID out of that equation. But just from the production, the demand, could you maybe just touch on that and see where we're -- what this compares

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

to historically?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, in my 30 years plus in the industry, frankly, I think it's different than what we've seen in some of the past demand surges. Even in the run-up to the 1994, saw weapons ban. We saw it in 2013. But, again, this is, I think, stronger and fundamentally different and that affects a wide variety of product categories. And when combined with things that COVID-19 has forced us to spend more time at home, more time with our families and resulted in some long-term positives for the industry with getting people out to the field, out to the range where you can social distance, but still enjoy your sport or practice with your firearms, I think that some fundamental differences that are positive for the industry longer term rather than just a surge in demand. And then as things slow down, some of the negative implications that we've seen over the years.

So I think we'll be very attuned to watching how demand continues to flow. We'll look at -- we pay attention -- very close attention to our distributor inventories. Our salespeople are in touch with their key retailers to watch for trends. And we'll be keeping an eye on it. But like I said, I think the good long-term trends associated with this, new buyers return to getting outside with your friends and family to shoot while you can still social distance are fundamentally different. And the other thing is we've never quite seen the level of inventory depletion within the entire channel. I mean the -- whether it's Ruger warehouses or distributor warehouses or the shelves at your local retailer, there's not a lot of inventory out there right now, especially in the key product families. So I think it's fundamentally stronger and different than I've seen in my 3 decades in the business.

Operator

Our next question comes from the line of Paul Saferstein from First New York.

Paul Saferstein -

You guys are in a unique position here in our COVID world. Could you just talk a little bit about it kind of related to your comments on the demand side? You mentioned 5 million new gun owners. What history tells you about how many purchases they might make of your product versus kind of multiple manufacturers and brands? And then secondly, to the point of cautious hiring which I'm sympathetic to, in your 10-Q, you have over $400 million of backlog demand which I guess there's some risk that it would potentially go away if you don't fulfill that. Can you just talk about how you see clearing that backlog? And how many quarters it might take relative to incremental demand that you're forecasting?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Thank you. I guess I'll talk to a couple of those aspects. Maybe the last one first. One thing, when we look at our backlog, candidly, as a lot of folks on this call know, we don't spend a lot of time drawing on our backlog. It is significant right now. What we watch more closely is what we call distributor sell-through and distributor sales. We're looking at what distributors are selling into retail and seeing how the product's moving. And so one note on Ruger back orders, our orders from our distributors, our independent wholesale distributors, are noncancelable. So while they're not cancelable, our goal is never

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

to stuff the channel, so to speak. So we don't want to see our distributors struggle and not be able to pay their bills.

Obviously, right now, it's the exact opposite where they've got empty shelves and in some cases, they're moving product and cross-docking it very quickly and getting it out to retail. But so while we don't pay a lot of attention to that backlog, we run our business based on, like I said, the sales from distributors to retail. So even while that's an impressive number, it's not something we focus on. The -- and again, you'll have to remind me again, the first part of your question, if you would, Paul. I think it was on the hiring aspects?

Paul Saferstein -

Well, the hiring was kind of related to fulfilling kind of -- or diminishing -- decreasing the backlog. But -- and it seems like if I extrapolate the 15% employee growth, that would kind of talk to about 50% to 60% annualized and at least keep up with what the demand numbers are. But the separate question really is related to the 5 million new gun owners that you mentioned. And what history tells you about how many guns they might buy?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Right. Okay. Good. I appreciate it. That's the other thing that goes along with 30 years in the gun business, so I start to forget some things. But I appreciate your patience. So the challenge there from a marketing standpoint and operations standpoint is it's a great opportunity. If you've got 5 million new customers, that's stickiness. It's great to get them into the fold as a gun buyer. How do we convince them to buy gun #2, #3 and #4, and more importantly, how do we convince them to make sure it's a Ruger. So that's something that I think the Ruger product line with our broad range of products available. When you look at our entry-level: 10/22, 0.22 caliber semi-automatic rifles that so many people have grown up with and had so much fun in on the range, our precision rimfire rifles. And then on the handgun side, you've got some great entry-level new shooter rifles -- or excuse me, pistols. Like our 22/45s, our Mark IV pistols made out in Prescott, Arizona.

And we've just got such a wide range that I think even for the customer, who may have bought a gun potentially for home protection or personal protection and that might or might not be that person's first firearm, we'd like to see them get into a second, third and fourth firearm to show them just how much fun this sport can be. There's a lot you can do, whether you're interested in hunting or going to the range. Beyond just that 1 firearm, you may feel a need for from a personal protection or home protection standpoint. We think the Ruger product line is very well suited because of its diversity and covering a wide range of calibers from .22 up to the big bore calibers for serious hunters. So we think given that opportunity, we like our chances to succeed. We think we've got the -- some great options for folks. And we think, frankly, the Marlin product line is going to continue to add to that for us.

Paul Saferstein -

And I don't know if you could kind of point to a number. Like if you look at the history, how many of your guns like does one customer potentially buy, again, on average?

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I hate to throw that number out of the guess. I know we've got that in our marketing material, but most Ruger customers, once you get them over that first gun, most of them are multi-gun owners. And we've got some folks that have a whole safe full of Rugers that they can rattle off everyone and the story behind everyone they acquired it. But I'm not going to have a guess on the exact number per customer. But I think we do -- we probably do better than most because of the diversity of the product line. When you look at the mix of products and over 900 separate line offerings, there's so much to choose from in the Ruger product line that I think we'd probably get more than our fair share of those multiple gun buyers.

Paul Saferstein -

Got it. And if I could, just 1 last one, sneak in. Getting a gun license right now, it seems like kind of an extended time frame from the government. Do you have any comments around that?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I think it probably varies by state, as you likely know, depending on what state you're in, it can be a long process. I think a lot of potential buyers were surprised when they went to go -- buy that first firearm, again, depending on the state they live, that there were significant delays and obstacles to getting that first purchase done. So one, we think that, of course, state and local governments were impacted by COVID-19, just like us -- all of us were. And so I know that's had some impact. But I think the biggest factor is just people were surprised -- if they hadn't been a gun buyer before, they were surprised that some of the hurdles and hoops that they may have had to jump through in order to exercise their second amendment rights.

Paul Saferstein -

Yes. Yes, that's definitely the case in New York here. And just kind of the price increase that you just mentioned, can you quantify what the weighted average price would -- increase would be? And do you think that there'll be more increases over the next several quarters because of the amount of demand you're seeing?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Typically, we've had years, we typically do a price increase on or about the beginning of the year. In this case, I think I mentioned beginning of November, it was actually beginning of October. And so it was about 3% across the board. And so that's kind of in line with our normal annualized price increase.

Paul Saferstein -

Okay. So about 3% annualized is kind of where you think things would be even with the increase in demand?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. I mean I think we're conscious of the fact that a lot of people contemplate their purchases when it

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

comes to firearms, even in this market. They're thinking about that next favorite hunting rifle. And so we did take a price increase, but certainly did not do anything that I would consider to be opportunistic. It was just -- we did it -- took it in October rather than maybe normally would do that in December. But again, 3% is right in line with what we've done in years past.

Operator

Our next question is a follow-up from the line of Mark Smith from Lake Street Capital.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Just one quick one from me. Can you talk about the mix of demand that you've seen? We would expect handgun and MSR to be kind of the high ones. And then anecdotally, it seems like over the last month to couple of months, we've seen more demand in kind of traditional hunting rifles. Can you say if you've seen that? And if so, if you think that's just driven by typical seasonality as we enter hunting season? Or is it more a fact that people are now looking for just about any firearm they can find rather than maybe the one that they wanted?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. On the hunting rifle topic, our Ruger American centerfire rifles have done extremely well over the last couple of years. And we were planning for a strong centerfire rifle market and production and demand cycle well prior to COVID. So we thought our sales would be strong there on hunting rifles. They have been. I think to some extent, you're correct, in that people have gone into gun stores and maybe hoping to make a purchase on something -- maybe they came in looking to make a purchase on potentially a centerfire pistol or an MSR-type product and ended up based on available inventory, buying a bolt-action rifle. So certainly, anecdotally, we've heard some of that. But we've been very pleased with the sale of hunting rifles and our traditional calibers as well as some newer calibers like the 450 Bushmaster, 350 Legend, et cetera. And so that's been stronger than we thought initially, but in line -- certainly, like I said, it's -- we were expecting a good hunting season, and we haven't been disappointed in that.

Operator

Thank you. This does conclude the question-and-answer session of today's program. I'd like to hand the program back to Chris Killoy for any further remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. In closing, I would like to again thank our 1,700-plus employees for their hard work and dedication during these difficult times. On behalf of all of us at Ruger, I also want to thank all the first responders, nurses, doctors and other emergency and medical personnel who continue to go in harm's way to fight this pandemic and help our fellow Americans who are most in need. And please take the time next week to vote. Our right to vote should be cherished. So please let your voice be heard at the ballot box.

Thank you for attending our conference call and for your continued interest in Ruger. We look forward to

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OCTOBER 29, 2020 / 1:00PM GMT, Q3 2020 Sturm Ruger & Company Inc Earnings Call

discussing our fourth quarter results in February 2021. Thank you.

Operator

Thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day.

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